As filed with the Securities and Exchange Commission on November 8, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	None

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

157-159 Anatole France
Levallois-Perret
France 92300
(Address, including zip code, of Registrant’s principal executive offices)

FRENCH EMPLOYEE SAVINGS PLAN, as amended
1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, as amended

(Full titles of the Plans)

Clifton Thomas Weatherford
Chief Financial Officer
Business Objects Americas
3030 Orchard Parkway
San Jose, California 95134
(408) 953-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven V. Bernard, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (2)	Per Share	Offering Price	Fee

Ordinary Shares, nominal value 0.10 euros per share(1)
French Employee Savings Plan	260,000	$13.92	$3,619,200 (3)	$332.97
1995 International Employee Stock Purchase Plan	240,000	$13.92	$3,340,800 (3)	$307.35

(1)	American Depositary Shares evidenced by American Depositary Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depositary registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).

(2)	This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the French Employee Savings Plan or the 1995 International Employee Stock Purchase Plan by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares of Business Objects S.A.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $13.92 per share (85% of $16.38, which was the average of the high and low prices of the Registrant’s American Depositary Shares on November 6, 2002)

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
Index to Exhibits
EXHIBIT 5.1
EXHIBIT 23.1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering (i) an additional 260,000 of the Registrant’s Ordinary Shares (“Shares”) to be issued pursuant to the Registrant’s French Employee Savings Plan, as amended (the “Savings Plan”) and (ii) an additional 240,000 Shares to be issued under the Registrant’s 1995 International Employee Stock Purchase Plan, as amended (the “1995 Plan”). The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission relating to the Savings Plan and the 1995 Plan (collectively, the “Plans”) are hereby incorporated herein by this reference:

(1) The Registrant’s Form S-8 Registration Statement, Registration No. 333-42063, dated December 11, 1997, relating to the Plans;

(2) The Registrant’s Form S-8 Registration Statement, Registration No. 333-65571, dated October 9, 1998, relating to the Plans;

(3) The Registrant’s Form S-8 Registration Statement, Registration No. 333-84341, dated August 3, 1999, relating to the Plans;

(4) The Registrant’s Form S-8 Registration Statement, Registration No. 333-42063, dated December 11, 1997, relating to the Plans;

(5) The Registrant’s Form S-8 Registration Statement, Registration No. 333-42670, dated July 31, 2000, relating to the Plans; and

(6) The Registrant’s Form S-8 Registration Statement, Registration No. 333-69376, dated September 14, 2001, relating to the Plans.

Item 8. Exhibits.

Exhibit
Number	Description of Document

4.1(1)	Form of Deposit Agreement, as amended and restated on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A to the Deposit Agreement).

4.2(2)	French Employee Savings Plan, as amended.

4.3(2)	1995 International Employee Stock Purchase Plan, as amended.

5.1	Opinion of Shearman & Sterling as to the validity of the Ordinary Shares.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Shearman & Sterling (included in Exhibit 5.1).

Exhibit
Number	Description of Document

24.1	Powers of Attorney (included on signature page).

(1)	Incorporated by Reference to Exhibit 4.0 to the Registrant’s 1998 Annual Report on Form 10-K filed with the Commission.

(2)	Incorporated by Reference to the Addendum to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 22, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on November 8, 2002.

BUSINESS OBJECTS S.A.

By:	/s/ Bernard Liautaud

Bernard Liautaud, Chairman Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton T. Weatherford and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on November 8, 2002, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Bernard Liautaud Bernard Liautaud	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 8, 2002

/s/ Clifton T. Weatherford Clifton T. Weatherford	Chief Financial Officer and Senior Group Vice President (Principal Financial and Accounting Officer)	November 8, 2002

/s/ Bernard Charlès Bernard Charlès	Director	November 8, 2002

/s/ Arnold N. Silverman Arnold N. Silverman	Director	November 8, 2002

/s/ Albert Eisenstat Albert Eisenstat	Director	November 8, 2002

/s/ John Olsen John Olsen	Director	November 8, 2002

Jerry Held	Director

Index to Exhibits

Exhibit
Number	Description of Document

4.1(1)	Form of Deposit Agreement, as amended and restated on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A to the Deposit Agreement).

4.2(2)	French Employee Savings Plan, as amended.

4.3(2)	1995 International Employee Stock Purchase Plan, as amended.

5.1	Opinion of Shearman & Sterling as to the validity of the Ordinary Shares.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Shearman & Sterling (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

(1)	Incorporated by Reference to Exhibit 4.0 to the Registrant’s Annual Report on Form 10-K (File No. 000-24720) filed with the Commission on April 2, 2001.

(2)	Incorporated by Reference to the Addendum to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 22, 2002.